Exhibit 99.1

BioLife Solutions Announces Preliminary Q1 2014
Revenue of $2 Million

Proprietary Products Revenue Grew 71% Over Q1 2013

BOTHELL, WA — April 16, 2014 —BioLife Solutions, Inc. (NASDAQ: BLFS), a leading developer, manufacturer and marketer of proprietary clinical grade hypothermic storage and cryopreservation freeze media and precision thermal shipping products for cells and tissues, today announced preliminary revenue of $2 million for the first quarter of 2014. Proprietary product revenue shipments were $1.13 million, representing 71% growth over the same period in 2013.

Mike Rice, BioLife’s Chief Executive Officer, commented, “In the first quarter we achieved significant growth in sales of our proprietary HypoThermosol® and CryoStor® biopreservation media products. In addition, we received confirmation of adoption of our products in several new customer cell and tissue storage, shipping, freezing, and clinical delivery processes, increasing our share of the market for clinical grade biopreservation media products.”

Total revenue was roughly flat with Q1 2013, which benefited from one-time and other license fees of $609,000.

The recently published visiongain Translational Regenerative Medicine market research report forecasts that the regenerative medicine market comprised of cell and gene therapies and tissue-engineered products will grow to more than $23 billion by 2024. BioLife expects to participate in this market growth by providing biopreservation media and precision thermal packaging products used to store, freeze, ship, and administer clinical cells and tissues to patients.  To date, BioLife’s proprietary biopreservation media products have been incorporated into over 100 hospital-approved and clinical trial stage regenerative medicine products and therapies.

Rice continued, “As previously disclosed, during this quarter, we also executed several strategic and financial transactions to better position BioLife for growth.  These included closing a $15.4 million registered stock offering, eliminating all debt via conversion to common shares at the offering terms, and successfully uplisting from the OTCQX to the NASDAQ Capital Market®. We have started recruiting for additional sales representatives and application scientists to more quickly penetrate the high growth regenerative medicine market.”

BioLife Solutions is sponsoring the 20th ISCT Annual Meeting, April 23-26, 2014 in Paris, France, with presentations by Chief Technology Officer Aby J. Mathew, Ph.D., and CEO Mike Rice.

About BioLife Solutions

BioLife Solutions develops, manufactures and markets hypothermic storage and cryopreservation solutions for cells, tissues, and organs. The Company’s proprietary HypoThermosol® and CryoStor® clinical grade biopreservation media products are highly valued in the biobanking, drug discovery, and regenerative medicine markets, where the products are currently utilized in more than 100 clinical trials and hospital-approved procedures. BioLife’s products are serum-free and protein-free, fully defined, and are formulated to reduce preservation-induced cell damage and death.  BioLife’s enabling technology provides commercial companies and clinical researchers significant improvement in shelf life and post-preservation viability and function of cells, tissues, and organs.  For more information please visit www.biolifesolutions.com.

This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements concerning our products’ performance and market adoption, market forecasts, and other anticipated developments related to us, our business or customers. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. These statements are based on management’s current expectations and beliefs and are subject to a number of risks, uncertainties and assumptions that could cause actual results to differ materially from those described in the forward-looking statements, including the factors described in our risk factors set forth in our filings with the Securities and Exchange Commission from time to time, including our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. We undertake no obligation to update the forward-looking statements contained herein or to reflect events or circumstances occurring after the date hereof, other than as may be required by applicable law.

# # # #
Media & Investor Relations
Daphne Taylor
Senior Vice President, Chief Financial Officer
(425) 402-1400
dtaylor@biolifesolutions.com